Exhibit 10.21

ASSURANCE ESCROW AGREEMENT

THIS ASSURANCE ESCROW AGREEMENT (this “Agreement”), dated as of February 3, 2022, is entered into by and among Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), Apifiny Group Inc., a Delaware corporation (the “Company”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

BACKGROUND

A. Abri SPAC I, Inc., a Delaware corporation (“Parent”), the Sponsor, Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders thereunder, and Sponsor, solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party thereunder, have entered into a Merger Agreement dated as of January 27, 2022 (as may be amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Merger Sub, will merge with and into the Company, after which the Company will be the surviving corporation and a wholly-owned subsidiary of Parent, and Parent shall change its name to “Apifiny Group, Inc.”, in each case, on the terms and subject to the conditions of the Merger Agreement.

B. As a condition and an inducement to Parent to enter into the Merger Agreement, Parent and the Company agreed in the Merger Agreement that they and their respective Representatives (which, in the case of the Company, includes TipTop) would use their commercially reasonable efforts, and negotiate in good faith to enter into this Assurance Escrow Agreement and the Assurance Agreement (as defined below).

C. Concurrently in connection with the execution and delivery hereof, the Sponsor, the Company and TipTop are entering into that certain Assurance Agreement (the “Assurance Agreement”).

D. Pursuant to the terms of the Assurance Agreement, Sponsor, the Company and TipTop have agreed that TipTop shall deposit, or shall cause to be deposited, the Escrow Share Documents (as defined below) with the Escrow Agent to serve as a source of payment to the Sponsor under the Assurance Agreement.

E Concurrently with the execution of this Agreement, the Company, TipTop and the Sponsor have agreed to deposit a Joint Written Instruction (as defined below) in escrow with the Escrow Agent (such duly signed Joint Written Instruction deposited in escrow, the “Escrowed Joint Written Instruction”), such Escrowed Joint Written Instruction to be released from escrow and acted upon by the Escrow Agent only upon the receipt by the Escrow Agent of a Notification Letter (as defined below) from Chardan Capital Markets, LLC (“Chardan”) and an Escrow Notice (as defined below) from the Sponsor, as provided herein.

F. The Escrow Agent has agreed to accept, hold and disburse the Escrow Shares, Escrow Share Documents and the Escrowed Joint Written Instruction in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment.

(a) The Company, TipTop and the Sponsor hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement and the Assurance Agreement.

2. Escrow Shares; Escrow Share Documents.

(a) Simultaneously with the execution and delivery of this Agreement, TipTop shall deposit in escrow 6,650,000 shares of Company Class F Common Stock (the “Escrow Shares”) with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of share certificate number CFCS - 5 (the “Certificate”) representing the Escrow Shares and the stock power executed in blank attached thereto (the “Stock Power” and together with the Certificate, the “Escrow Share Documents”) and shall hold the Escrow Share Documents as provided hereunder.

(b) From the date hereof through the time of the release by the Escrow Agent of the Escrow Shares as provided in Section 4(a), TipTop shall retain all voting rights with respect to the Escrow Shares and shall be permitted to vote such shares in its sole discretion.

(c) From the date hereof through the time of the release of the Escrow Shares by the Escrow Agent as provided in Section 4(a), any dividends paid with respect to the Escrow Shares shall be paid to TipTop and shall not be deemed part of the escrow hereunder and shall not be delivered to the Escrow Agent; provided, however, that, if the Escrow Shares are released to the Sponsor but subsequently returned to TipTop, then TipTop shall be entitled to all dividends paid with respect to the Escrow Shares. Any dividend declared with respect to the Escrow Shares with a record date that precedes the date of the release of the Escrow Shares by the Escrow Agent of the Escrow Shares as provided in Section 4(a) and a payment date after the date of such release, shall be paid to TipTop and shall not be deemed part of the escrow hereunder.

(d) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of the Company, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

3. Escrowed Joint Written Instruction.

(a) Concurrently with the execution and delivery of this Agreement, each of the Sponsor, the Company and TipTop has agreed to deliver the Escrowed Joint Written Instruction to the Escrow Agent to be held in escrow. The Escrow Agent hereby acknowledges receipt of the Escrowed Joint Written Instruction.

(b) The Escrow Agent agrees to hold the Escrowed Joint Written Instruction in escrow and shall release and act upon the Escrowed Joint Written Instruction solely upon the date that is three (3) Business Days after the later to occur of the following: (i) the receipt by the Escrow Agent of a Notification Letter in the form attached hereto as Exhibit D (the “Notification Letter”) from Chardan (a copy of which shall be provided by the Escrow Agent to the Company and TipTop promptly after receipt thereof by the Escrow Agent), confirming to the Escrow Agent that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), have been satisfied, and (ii) the receipt by the Escrow Agent of a written notice from the Sponsor (a copy of which shall be provided by the Sponsor to the Company and TipTop simultaneously with the provision thereof to the Escrow Agent) notifying the Escrow Agent that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), shall have been satisfied (such notice, the “Escrow Notice”). The Sponsor acknowledges and agrees that Chardan shall make the determination to deliver the Notification Letter in its sole discretion and the Sponsor shall not, and shall cause its Affiliates not to, directly or indirectly, encourage, induce or influence, or seek to, or take any action with the intent to, encourage, induce or influence, Chardan to deliver the Notification Letter pursuant to this Section 3(b).

(c) The Escrow Agent shall have no duty to determine whether any Notification Letter accurately describes that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), shall have been satisfied, or conforms to, or is permitted under, or by virtue of, the Assurance Agreement, but shall be entitled to assume conclusively and without inquiry that any such Notification Letter from Chardan satisfies the requirements of the Assurance Agreement, and this Agreement. The Escrow Agent shall not distribute the Escrow Shares except in accordance with Section 4(b) or Section 4(c).

(d) The Escrow Shares shall be released from the Assurance Escrow Account to TipTop pursuant to the terms of this Agreement unless (i) all of the conditions set forth in Section 4(a)(i) hereof, or all of the conditions set forth in Section 4(a)(ii) hereof, are satisfied, (ii) Chardan delivers a Notification Letter to the Escrow Agent and (iii) the Sponsor delivers the Escrow Notice to the Escrow Agent, all pursuant to and in accordance with the terms of this Agreement.

4. Disposition and Termination.

(a) The Escrow Shares shall serve as a source of payment to the Sponsor in the event of the occurrence of certain specified events the under Assurance Agreement. The Notification Letter and the Escrow Notice may be delivered solely in the event that:

(i) (A) the VWAP of the shares of Parent Common Stock is lower than $10.50 per share on any single Trading Day (the “Minimum Daily VWAP Trading Price Breach”) during the period starting on and including the Trading Day immediately following the day of the distribution by Parent of the Proxy Statement to holders of Parent Common Stock, and ending on and including the Trading Day immediately preceding the Closing Date (the “VWAP Maintenance Period”), and (B) the Closing shall have occurred; or

(ii) (A) the Merger Agreement shall not have been terminated in accordance with Article X thereof; (B) the Closing shall not have occurred before or on the date on which the Closing is required to occur in accordance with Section 2.6 of the Merger Agreement (such date, the “Specified Date”); (C) no earlier than 5:00 PM Eastern Time on the Specified Date, Parent shall have given a good faith notice to the Company in accordance with Section 12.1 of the Merger Agreement stating that Parent and Merger Sub stand ready and willing to consummate the Merger during the immediately succeeding three (3) Business Day period (the “Company Closing Period”), which notice shall be an irrevocable binding commitment of Parent and Merger Sub to consummate the Merger throughout the Company Closing Period; (D) at all times during the Company Closing Period, all of the conditions set forth in Article IX of the Merger Agreement shall continue to be satisfied or shall be capable of being satisfied or waived (to the extent permitted by applicable law) if the Closing were to occur during the Company Closing Period; and (E) the Company shall have failed to consummate the Merger on or before the end of the Company Closing Period.

(iii) Notwithstanding anything to the contrary in this Section 4(a), unless all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), shall have been satisfied, the Escrow Shares shall be released from the Assurance Escrow Account to TipTop pursuant to Section 4(c).

The Escrow Agent shall have no duty to determine whether any Escrow Notice conforms to, or is permitted under, or by virtue of, the Assurance Agreement, but shall be entitled to assume conclusively and without inquiry that any such Escrow Notice satisfies the requirements of the Assurance Agreement and this Agreement. The Escrow Agent shall not distribute all or a portion of the Escrow Shares except in accordance with Section 4(b) or Section 4(c).

(b) Within five (5) Business Days after either (i) the release of the Escrowed Joint Written Instruction from escrow, (ii) the receipt of a new joint written instruction in the form attached hereto as Exhibit A, duly signed by each of the Company, TipTop and the Sponsor (a “Joint Written Instruction”), or (iii) the receipt of a Final Order (as defined below), a copy of which shall be simultaneously provided to the Sponsor, TipTop and the Company, as applicable, the Escrow Agent shall distribute the Escrow Shares to such parties as provided in the Escrowed Joint Written Instructions, the Joint Written Instruction or Final Order, as the case may be. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Escrow Shares in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make delivery of the Escrow Shares only in accordance with the Escrowed Joint Written Instructions, the Joint Written Instruction or Final Order.

(c) The Company shall provide good faith written notice to the Escrow Agent of the occurrence of the Closing or the termination of the Merger Agreement in accordance with Article X thereof, in the form attached hereto as Exhibit E (the “Termination Notice”), a copy of which Termination Notice shall be provided by the Company to the Sponsor and TipTop simultaneously, which shall include a copy of the public announcement or public disclosure, as applicable, of the occurrence thereof. The Parties acknowledge and agree that, if both the Notification Letter and the Escrow Notice have not been received by the Escrow Agent, prior to, or within five (5) Business Days after, the receipt by the Escrow Agent of a Termination Notice from the Company (the “Release Date”) notifying the Escrow Agent of: (i) the Closing or (ii) the termination of the Merger Agreement in accordance with Article X thereof, then the Parties hereby instruct the Escrow Agent to, and the Escrow Agent shall, release and deliver to TipTop the Escrow Shares. The Escrow Agent shall have no duty to determine whether any Termination Notice accurately describes the Closing or the Termination of the Merger Agreement, but shall be entitled to assume conclusively and without inquiry that any such Termination Notice from the Company satisfies the requirements of this Agreement.

(d) Upon the delivery of all of the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 7; provided, however, that no such termination will relieve any of the Sponsor, the Company and TipTop from liability for any breach of this Agreement by such Party prior to such termination.

(e) For the purposes of this Agreement, “Final Order” means a final and nonappealable judgment, award or order of a court of competent jurisdiction (an “Order”), which Order is delivered to the Escrow Agent accompanied by a written instruction from the Company or the Sponsor (as applicable) given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and the Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

5. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Company, the Sponsor, TipTop and any other person or entity, in connection herewith, including the Merger Agreement or the Assurance Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement with those of the Merger Agreement or the Assurance Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Company, the Sponsor, TipTop or any other person or entity related to the Escrow Agent’s duties hereunder, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Company, TipTop or the Sponsor without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary, or other person or entity, for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either the Company, TipTop, the Sponsor or any beneficiary of the Escrow Shares. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either the Company, TipTop, the Sponsor or any beneficiary of the Escrow Shares. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent, until an Order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

6. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Company, TipTop and the Sponsor, specifying a date when such resignation a date when such resignation shall take effect; provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 6. If the Company, TipTop and the Sponsor have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of an Order or judgement of a court of competent jurisdiction, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8. In accordance with Section 8, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 8. The obligations of the Company set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

8. Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in any state or federal court located in New Castle County, State of Delaware.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) This Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

9. Patriot Act Disclosure; Taxpayer Identification Numbers; Tax Reporting.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person or entity that opens a new account with it. Accordingly, each of the Company, TipTop and the Sponsor acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of the Company, TipTop, or the Sponsor, including such person or entity’s name, address and organizational documents (“identifying information”). The Company, TipTop and the Sponsor agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

10. Notices. All communications hereunder shall be in writing and, except for Joint Written Instructions (which shall be governed by Section 11), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or e-mail, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: +1 (212) 616-7615
Attention: Administration Department

If to TipTop:

TipTop Century Limited

c/o Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

if to the Company, to:

Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

If to the Sponsor:

Abri Ventures I, LLC.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Managing Partner

E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: +1 (212) 504-3013

E-mail: mnussbaum@loeb.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Shares, including any Joint Written Instruction permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Company and the Sponsor by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of the Company (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The parties hereto acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of a recipient of the Escrow Shares, as designated in a Joint Written Instruction.

12. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgements or decrees so entered or issued, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order, judgement or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

13. Miscellaneous.

(a) Except for changes to transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent, the Company, TipTop, and the Sponsor.

(b) Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent, the Company, TipTop or the Sponsor, except as provided in Section 6, without the prior consent of the Escrow Agent, the Company, TipTop and the Sponsor.

(c) This Agreement shall be governed by and construed under the laws of the State of Delaware. Each of the Company, TipTop, the Sponsor and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens, or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof).

(d) To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

(e) The parties hereto further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

(f) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(h) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(i) A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

(j) The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

(k) Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, the Company, TipTop or the Sponsor any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

(l) References to particular sections, subsections or articles not otherwise specified are cross-references to sections, subsections and articles of this Agreement.

(m) This Agreement and the Assurance Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or thereto or referenced herein or therein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this Agreement and the Assurance Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

THE COMPANY:

APIFINY GROUP, INC.

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	Chief Executive Officer

TIPTOP:

TIPTOP CENTURY LIMITED

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	Authorized Person

SPONSOR:

ABRI VENTURES I, LLC

By:	/s/ Jeffry Tirman
Name:	Jeffrey Tirman
Title:	Managing Member

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Authorized Person

[Signature page to Assurance Escrow Agreement]

EXHIBIT A

Form of Joint Written Instructions

[●]

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE: Joint Written Instruction for Assurance Escrow Agreement, dated as of February 3, 2022 (the “Assurance Escrow Agreement”), by and among Apifiny Group Inc., a Delaware corporation (the “Company”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Assurance Escrow Agreement.

This letter shall serve as the Joint Written Instruction of the Company, TipTop and the Sponsor pursuant to Section 4 of the Assurance Escrow Agreement.

The parties hereto hereby instruct the Escrow Agent to deliver the Escrow Shares to the following person and entity in the amounts set forth on Exhibit A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joint Written Instructions on [●].

THE COMPANY:

APIFINY GROUP, INC.

By:
Name:
Title:

TIPTOP:

TIPTOP CENTURY LIMITED

By:
Name:
Title:

SPONSOR:

ABRI VENTURES I, LLC

By:
Name:	Jeffrey Tirman
Title:	Managing Partner

EXHIBIT A

Name & Address	Number of Shares
Abri Ventures I, LLC. 9663 Santa Monica Blvd., No. 1091 Beverly Hills, CA 90210 Attn: Jeffrey Tirman, Managing Partner E-mail: jtirman@abriadv.com	6,650,000 shares of Company Class F Common Stock, and Stock Power

EXHIBIT B

Escrow Agent Compensation

[to be inserted]

EXHIBIT C

Authorized Persons

Name	Telephone Number	Signature

The Company
[____________]	[____________]

TipTop
[____________]	[____________]

The Sponsor
[____________]	[____________]

EXHIBIT D

Form of Notification Letter

[●]

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE: Notification Letter for release of Escrowed Joint Written Instruction under the Assurance Escrow Agreement, dated as of February 3, 2022 (the “Assurance Escrow Agreement”), by and among Apifiny Group Inc., a Delaware corporation (the “Company”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Assurance Escrow Agreement.

This letter shall serve as the confirmation from Chardan to the Escrow Agent, pursuant to Section 3 of the Assurance Escrow Agreement, that all of the conditions set forth in Section 4(a)(i) thereof, or all of the conditions set forth in Section 4(a)(ii) thereof, have been satisfied.

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:

EXHIBIT E

Form of Termination Letter

[●]

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE: Termination Letter under the Assurance Escrow Agreement, dated as of February 3, 2022 (the “Assurance Escrow Agreement”), by and among Apifiny Group Inc., a Delaware corporation (the “Company”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Assurance Escrow Agreement.

This letter shall serve as the confirmation by the Company to the Escrow Agent, pursuant to Section 4(c) of the Assurance Escrow Agreement, that: (i) the Closing has occurred, and/or or (ii) the termination of the Merger Agreement has occurred in accordance with Article X thereof.

APIFINY GROUP INC.,

By:
Name:
Title: